EXHIBIT 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346

Media Contact: Amy Peterson, amy.peterson@avid.com, 978-640-3448

Avid Announces First Quarter 2009 Results

TEWKSBURY, Mass., April 23, 2009 — Avid® (NASDAQ: AVID) today reported revenues of $151.6 million for the three-month period ended March 31, 2009, compared to $198.3 million for the same period in 2008. The GAAP net loss for the quarter was $17.3 million, or $.47 per share, compared to a GAAP net loss of $21.1 million, or $.54 per share, in the first quarter of 2008.

The GAAP net loss for the first quarter of 2009 included amortization of intangibles, stock-based compensation, restructuring costs and related tax adjustments, collectively totaling $11.7 million. Excluding these items, the non-GAAP net loss was $5.6 million for the first quarter, or $.15 per share.

“The economic climate continues to be a challenge, however we are making solid progress executing our strategy to transform Avid,” said Gary Greenfield, Avid’s chairman and CEO. “The steps we’ve taken to integrate our business have enabled us to begin cultivating deeper partnerships with our customers – from home enthusiasts to large media enterprises – helping us to better understand their needs in terms of interoperability, openness, collaborative production and workflow. When the economy enters a period of recovery, we will be well positioned to take advantage of the many opportunities that exist in our markets.”

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for net income and earnings per share for the three-month periods ended March 31, 2009 and 2008 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s first quarter 2009 financial results will be held today, April 23, 2009 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid

Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home.  Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Avid Unity™, Interplay®, Oxygen 8, Sibelius® and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2009 Avid Technology, Inc. All rights reserved. Product features, specifications, systems requirements and availability are subject to change without notice.  Avid, Pinnacle Studio, Avid Unity, Interplay, Media Composer, Pro Tools, Symphony, Nitris, ISIS and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited - in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Net revenues:
Products	$123,641	$168,176
Services	27,988	30,090
Total net revenues	151,629	198,266

Cost of revenues:
Products	61,248	85,073
Services	15,839	17,387
Amortization of intangible assets	520	3,254
Restructuring costs	799	—
Total cost of revenues	78,406	105,714

Gross profit	73,223	92,552

Operating expenses:
Research and development	31,051	38,510
Marketing and selling	40,781	50,327
General and administrative	15,113	21,943
Amortization of intangible assets	2,375	3,387
Restructuring costs, net	4,222	1,063
Total operating expenses	93,542	115,230

Operating loss	(20,319)	(22,678)
Interest and other income (expense), net	153	1,481
Loss before income taxes	(20,166)	(21,197)

Benefit from income taxes, net	(2,889)	(49)

Net loss	$(17,277)	$(21,148)

Net loss per common share – basic and diluted	$(0.47)	$(0.54)

Weighted-average common shares outstanding – basic and diluted	37,130	39,362

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Change in Financial Presentation

Beginning this quarter, we have combined our professional video and consumer video businesses into a single reporting segment. We will now consequently report on two business segments: Audio and Video. Please note that the segment contribution margin calculation has also changed from last year. Segment contribution margin is now calculated as segment gross margin less the research and development and product management expenses directly attributable to the segment. Our 2008 comparative results have been updated to reflect our new business structure.

Summary of the Company’s revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended March 31,
	2009	2008
Revenues:
Video	$87,502	$125,027
Audio	64,127	73,239
Total revenues (a)	$151,629	$198,266

Contribution Margin
Video	$21,280	$28,470
Audio	22,730	26,325
Segment contribution margin	44,010	54,795

Less unallocated costs and expenses:
Research and development expenses	(1,754)	(1,770)
Marketing and selling expenses	(37,515)	(46,468)
General and administrative expenses	(12,996)	(19,386)
Amortization of acquisition-related intangible assets	(2,895)	(6,641)
Stock-based compensation	(4,148)	(2,145)
Restructuring costs, net	(5,021)	(1,063)
Consolidated operating loss	$(20,319)	$(22,678)

(a) Includes revenues from non-core product lines of:	$949	$18,452

Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):

	Three Months Ended March 31,
	2009	2008

GAAP net loss	$(17,277)	$(21,148)

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	2,895	6,641
Stock-based compensation	4,148	2,145
Restructuring costs, net	5,021	1,063
Related tax adjustments	(354)	(434)
Non-GAAP net loss	$(5,567)	$(11,733)

Weighted-average common shares outstanding – diluted	37,130	39,362

Non-GAAP net loss per common share – diluted	$(0.15)	$(0.30)

Stock-based compensation included in:	Three Months Ended March 31,
	2009	2008
Cost of products revenues	$350	$132
Cost of services revenues	390	98
Research and development expenses	470	363
Marketing and selling expenses	821	529
General and administrative expenses	2,117	1,023
	$4,148	$2,145

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited - in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$131,666	$147,694
Accounts receivable, net of allowances of $18,414 and $23,182
at March 31, 2009 and December 31, 2008, respectively	80,253	103,527
Inventories	95,284	95,755
Prepaid and other current assets	35,748	43,969
Total current assets	342,951	390,945

Property and equipment, net	36,985	38,321
Intangible assets, net	35,248	38,143
Goodwill	225,375	225,375
Other assets	10,732	10,801
Total assets	$651,291	$703,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,931	$29,419
Accrued expenses and other current liabilities	76,567	101,107
Deferred revenues	64,512	68,581
Total current liabilities	165,010	199,107

Long-term liabilities	11,318	11,823
Total liabilities	176,328	210,930

Stockholders’ equity:
Common stock	423	423
Additional paid-in capital	983,859	980,563
Accumulated deficit	(389,432)	(365,431)
Treasury stock at cost, net of reissuances	(117,877)	(124,852)
Accumulated other comprehensive income	(2,010)	1,952
Total stockholders’ equity	474,963	492,655
Total liabilities and stockholders’ equity	$651,291	$703,585